QSPE STUDENT LOAN TRANSFER AGREEMENT


          This QSPE STUDENT LOAN TRANSFER AGREEMENT (this "Transfer Agreement") dated as of September 1, 2001 is among Key Consumer QSPE LLC ("QSPE"), Bank One, National Association, as eligible lender trustee for QSPE (in such capacity, the "QSPE ELT"), Key Consumer Receivables LLC (the "Depositor"), and Bank One, National Association, as eligible lender trustee for the Depositor (in such capacity, the "Depositor ELT").

          Reference is made to (i) the Receivables Financing Agreement, dated as of March 16, 2001 (the "Receivables Financing Agreement"), among QSPE, as Borrower, Key Bank USA, National Association, as Master Servicer, Public Square Funding LLC, as Noteholder, KeyBank National Association, as RFA Agent and Bank One, National Association, as Eligible Lender Trustee and Collateral Agent and
(ii) the Put Notice executed by the Noteholder on July 20, 2001 (the "Put Notice") and relating to the Receivables Financing Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Receivables Financing Agreement or the Put Notice, as applicable.

          For purposes of allowing the Depositor to enter into a new financing arrangement, QSPE and the QSPE ELT each desires to sell to the Depositor ELT (on behalf of the Depositor), and the Depositor ELT (on behalf of the Depositor) desires to purchase from QSPE and the QSPE ELT, all of the Subject Student Loans (as defined in the Put Notice)(also referred to herein as the "QSPE Student Loans") currently owned by QSPE or the QSPE ELT on behalf of QSPE as listed on Schedule A attached hereto. Therefore, pursuant to the terms hereof, and upon receipt by QSPE of $208,748,160 from the Depositor, the receipt of which by QSPE is hereby acknowledged, QSPE and the QSPE ELT each hereby sells, assigns and transfers unto the Depositor ELT (on behalf of the Depositor and its successors and assigns) all right, title and interest of each of QSPE and the QSPE ELT, respectively, in and to:

          (a)  each of the QSPE Student Loans;

          (b) all rights to, but not the obligations under, all Related Security with respect to all such QSPE Student Loans, as of the Cut Off Date; and

          (c) all Collections received by QSPE and the QSPE ELT on and after the Cut Off Date, in respect of such QSPE Student Loans, and other proceeds of, any of the foregoing.

          The assignment of QSPE and the QSPE ELT made hereby is made without recourse, representation or warranty, except that each of QSPE and QSPE ELT represents and warrants that (a) QSPE is the sole owner of the beneficial interest in, and the QSPE ELT is the sole owner of the legal title to the QSPE Student Loans transferred hereby and (b) that each of QSPE and the QSPE ELT is transferring such QSPE Student Loans free and clear of any lien or encumbrance with respect thereto. It is the intention of QSPE and the Depositor that the transfer and assignment contemplated by this Transfer Agreement shall constitute a sale of the QSPE Student Loans from QSPE and the QSPE ELT on behalf of QSPE to the Depositor and the Depositor ELT on behalf of the Depositor and the beneficial interest of QSPE and the legal title of the QSPE ELT in and to the QSPE Student Loans shall not be part of QSPE's estate in the event of the filing of a bankruptcy petition by or against QSPE under any bankruptcy law.

          By signing in the space provided below (a) the undersigned parties to the Receivables Financing Agreement hereby acknowledge and consent to the transfers contemplated herein and (b) upon the RFA Agent's receipt of counterparts of this Transfer Agreement signed by each of the parties hereto, the Collateral Agent (on behalf of the parties to the Receivables Financing Agreement) hereby releases all of its right, title and interest in and to the Subject Student Loans.

          The parties to this Transfer Agreement agree to enter into amendments of this Transfer Agreement from time to time to provide for the sale of student loans specified in a subsequent put notice pursuant to the Receivables Financing Agreement.

          THIS TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                          (continued on following page)

          IN WITNESS WHEREOF, the undersigned has caused this Transfer Agreement to be duly executed and delivered by its duly authorized officer as of the date first written above.

                                        KEY CONSUMER QSPE LLC


                                        By: /S/ CRAIG T. PLATT
                                            ---------------------------
                                        Title:  President


                                         BANK ONE, NATIONAL ASSOCIATION, not
                                         in its individual capacity but
                                         solely as eligible lender trustee on
                                         behalf of Key Consumer QSPE LLC


                                       By: /S/ KEITH R. RICHARDSON
                                           ----------------------------
                                       Title:  Authorized Officer


                                       KEY CONSUMER RECEIVABLES LLC


                                       By: /S/ CRAIG T. PLATT
                                           ---------------------------
                                       Title:  President

                                       BANK ONE, NATIONAL ASSOCIATION, not
                                       in its individual capacity but
                                       solely as eligible lender trustee on
                                       behalf of Key Consumer Receivables
                                       LLC


                                       By: /S/ KEITH R. RICHARDSON
                                          ------------------------------
                                       Title:  Authorized Officer


Acknowledged and Consented to:

BANK ONE, NATIONAL ASSOCIATION, as Collateral Agent under the Receivables Financing Agreement


By: /S/  KEITH R. RICHARDSON
------------------------------
Title:  Authorized Officer


PUBLIC SQUARE FUNDING LLC, as Noteholder under the Receivables Financing Agreement


By: /S/ DOUGLAS K. JOHNSON
--------------------------------
Title:  Authorzed Officer


KEYBANK NATIONAL ASSOCIATION, as RFA
Agent under the Receivables Financing Agreement


By: /S/ CRAIG T. PLATT
---------------------------------
Title:  Vice President